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Exhibit 10.1

SECOND AMENDMENT TO NON-QUALIFIED
SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

        This Second Amendment to Non-Qualified Supplemental Retirement Benefit Agreement (the "Second Amendment") is made and entered into as of May 6, 2003 (the "Effective Date") by and between Computer Horizons Corp., a New York corporation (the "Company") and William J. Murphy an individual employee of the Company (the "Participating Employee").

W I T N E S S E T H:

        WHEREAS, the Company and the Participating Employee have entered into a Non-Qualified Supplemental Retirement Benefit Agreement (the "Benefit Agreement"); and

        WHEREAS, the Company and the Participating Employee have determined to amend the Benefit Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1.
AMENDMENT OF DEFINITION OF "CHANGE OF CONTROL". The first clause of the third sentence of PARAGRAPH 11(b) -ACCELERATION OF PAYMENTS of the Benefit Agreement, identified as clause (i), shall be deleted in its entirety and replaced with the following:

  (i) "Change in Control" shall mean the happening of any of the following events:

  (A) when any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any subsidiary thereof (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

  (B) when, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this clause (B); or

  (C) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through the purchase of assets, or by merger or otherwise;

  and

2.
AMENDMENT TO ADD A PROVISION REGARDING EXCISE TAX. PARAGRAPH 16 - WITHHOLDING of the Benefit Agreement shall be amended to change the caption to WITHHOLDING AND OTHER TAX ISSUES and to add thereto the following:

  Notwithstanding anything contained herein to the contrary, to the extent that the Participating Employee would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on the amounts to be received hereunder and such other amounts or benefits he received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, such amounts to be received hereunder shall be automatically reduced to an amount one dollar less than the amount that when combined with such other amounts and benefits required to be so included, would subject the Participating Employee to the excise tax under Section 4999 of the Code if, and only if, the reduced amount received by the Participating Employee would be greater than the unreduced amount to be received by the Participating Employee minus the excise tax payable under Section 4999 of the Code on such amount and the other amounts and benefits received by the Participating Employee and required to be included in the calculation of a parachute payment for purposes of Section 280G and 4999 of the Code.

3.
NO OTHER CHANGES. Except amended by this Second and prior Amendment, the Benefit Agreement shall remain in full force and effect as originally stated and, all references to the Benefit Agreement shall henceforth refer to the Benefit Agreement as amended by this Second and prior Amendment. This Second and prior Amendment shall be deemed incorporated into, and a part of, the Benefit Agreement.

4.
CONFLICTS. In the event of any conflict between the terms of the Benefit Agreement and the terms of this Second Amendment, the terms of this Second Amendment will control.

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf by its duly authorized officers and the Participating Employee has executed this First Amendment as of the day and year first above written.

COMPUTER HORIZONS CORP.
By:	/s/ MICHAEL J. SHEA Michael J. Shea Chief Financial Officer
PARTICIPATING EMPLOYEE
/s/ WILLIAM J. MURPHY William J. Murphy

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  Exhibit 10.1
SECOND AMENDMENT TO NON-QUALIFIED SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT
W I T N E S S E T H